UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2011

ENERGY TRANSFER EQUITY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue Dallas, Texas 75219
(Address of principal executive offices, including zip code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Bridge Term Loan

On July 19, 2011, Energy Transfer Equity, L.P. (the “Partnership”) entered into a Second Amended and Restated Agreement and Plan of Merger (the “Second Amended Merger Agreement”) with Sigma Acquisition Corporation, a wholly owned subsidiary of the Partnership (“Merger Sub”), and Southern Union Company (“SUG”). Under the terms of the Second Amended Merger Agreement, Merger Sub will merge with and into SUG, with SUG continuing as the surviving entity and becoming a wholly owned subsidiary of the Partnership (the “Merger”).

On October 17, 2011, the Partnership entered into a senior bridge term loan credit agreement (the “Credit Agreement”) with Credit Suisse AG, as administrative agent, the other lenders party thereto and Credit Suisse Securities (USA) LLC, as sole arranger and sole bookrunner. The Credit Agreement provides the Partnership with unsecured financing in an aggregate principal amount of up to $3.7 billion. The Partnership’s ability to borrow under the Credit Agreement is subject to the satisfaction of certain conditions precedent, including the delivery of certain documents requested by the administrative agent (such as financial statements, favorable opinions of counsel and customary corporate authorization documents) and the payment of relevant fees and expenses. The Partnership may use the proceeds of the loans under the Credit Agreement to finance the Merger, to repay its remaining indebtedness under its existing credit facility (to the extent repaid on the date of initial borrowing under the Credit Agreement) and to pay transaction costs related to the consummation of the Merger and the Credit Agreement.

Upon the Partnership’s satisfaction of the conditions precedent and its drawing of loans, the Credit Agreement will be in place for a term of 364 days. The maturity date of a portion of the Credit Agreement may be extended, at the option of the Partnership, from 364 days to 15 months, subject to certain conditions, including payment by the Partnership of certain applicable fees to the lenders. During the period from the closing date until the 60th day thereafter, any amounts borrowed under the Credit Agreement will bear interest at either (a) the Alternate Base Rate (defined as the greatest of (1) Credit Suisse AG’s prime rate, (2) the federal funds rate plus 0.50% and (3) the adjusted LIBO rate for a one month interest period beginning on such day plus 1.00%) plus 3.00% or (b) the adjusted LIBO rate for a one or two month interest period beginning on such day plus 4.00%, in either case with the adjusted LIBO rate being subject to a minimum floor of 1.0% per annum. During the period from and after the 61st day following the closing date until the loans are paid in full, any amounts borrowed under the Credit Agreement will bear interest at a rate that corresponds to the rating maintained by Standard & Poor’s and Moody’s for senior, unsecured, non-credit enhanced, long-term debt of the Partnership, which rate may range from 10.5% to 13.0%, plus the lesser of (a) 1.0% and (b) a number of basis points based on changes in the Double-B Sector of the Credit Suisse High Yield Index.

The Partnership may voluntarily prepay the loans at any time without premium or penalty, subject to any applicable breakage costs for loans bearing interest at the adjusted LIBO rate. The Credit Agreement requires mandatory prepayments with the net cash proceeds of certain asset sales and issuances of indebtedness. The Credit Agreement also includes certain customary (i) affirmative covenants, including delivery of financial and other information to the administrative agent, notice to the administrative agent upon the occurrence of certain material events, preservation of existence, payment of material taxes and other claims, maintenance of properties and insurance, maintenance of books and records, access to properties and records for inspection by administrative agent and lenders, further assurances and provision of additional guarantees and (ii) negative covenants, including restrictions on the Partnership and its restricted subsidiaries’ ability to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, make acquisitions, loans, advances or investments, pay dividends, sell or otherwise transfer assets, modify terms of organization documents or certain material agreements or enter into transactions with shareholders or affiliates. The Credit Agreement also requires the maintenance of (i) a maximum debt to EBITDA ratio of 5.5 to 1.0 at any time with respect to the Partnership, (ii) a maximum net debt to EBITDA ratio of 6.5 to 1.0 at any time with respect to the Partnership and its subsidiaries and (iii) a minimum EBITDA to consolidated fixed charges ratio of 1.5 to 1.0 at any time.

In addition, the Credit Agreement contains certain events of default, upon the occurrence of which, and so long as such event of default is continuing, the amounts outstanding will accrue interest at the applicable rate plus 2.00% and payments of such outstanding amounts could be accelerated by the lenders.

Certain of the lenders or their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services for the Partnership and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. In addition, affiliates of certain of the lenders are providing advisory services to the Partnership in connection with the Merger.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement. A copy of the Credit Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangements of a Registrant.

The information provided in Item 1.01 above is incorporated by reference into this Item 2.03. The foregoing description is qualified in its entirety by the exhibit incorporated by reference herein.

Forward-Looking Statements

This report may include certain statements concerning expectations for the future, including statements regarding the anticipated benefits and other aspects of the proposed Merger or the merger of Citrus ETP Acquisition, L.L.C., a wholly owned subsidiary of Energy Transfer Partners, L.P. (“ETP”), with and into CrossCountry Energy, LLC, a wholly owned subsidiary of SUG that indirectly owns a 50% interest in Citrus Corp. (the “Citrus Merger”), that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond the control of the management teams of the Partnership, ETP or SUG. Among those is the risk that conditions to closing the Merger or the Citrus Merger are not met or that the anticipated benefits from the proposed Merger or the Citrus Merger cannot be fully realized. An extensive list of factors that can affect future results are discussed in the reports filed with the SEC by the Partnership, ETP and SUG. The Partnership, ETP and SUG undertake no obligation to update or revise any forward-looking statement to reflect new information or events.

Additional Information

In connection with the Merger, the Partnership and SUG have filed a proxy statement / prospectus and other documents with the SEC. Investors and security holders are urged to carefully read the definitive proxy statement / prospectus because it contains important information regarding the Partnership, SUG and the Merger.

A definitive proxy statement / prospectus will be sent to stockholders of SUG seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement / prospectus (when available) and other documents filed by the Partnership and SUG with the SEC at the SEC’s website, www.sec.gov. The definitive proxy statement / prospectus and such other documents relating to the Partnership may also be obtained free of charge by directing a request to Energy Transfer Equity, L.P., Attn: Investor Relations, 3738 Oak Lawn Avenue, Dallas, Texas 75219, or from the Partnership’s website, www.energytransfer.com. The definitive proxy statement / prospectus and such other documents relating to SUG may also be obtained free of charge by directing a request to Southern Union Company, Attn: Investor Relations, 5444 Westheimer Road, Houston, Texas 77056, or from SUG’s website, www.sug.com.

The Partnership, SUG and their respective directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information concerning the interests of the persons who may be “participants” in the solicitation is set forth in the proxy statement / prospectus.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of the Exhibit
10.1	Senior Bridge Term Loan Credit Agreement dated as of October 17, 2011 among Energy Transfer Equity, L.P., as the Borrower, Credit Suisse AG, as Administrative Agent, the other Lenders party thereto and Credit Suisse Securities (USA) LLC, as Sole Arranger and Sole Bookrunner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.

	By:	LE GP, LLC,
its general partner

Date: October 21, 2011	By:	/s/ John W. McReynolds
John W. McReynolds
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
10.1	Senior Bridge Term Loan Credit Agreement dated as of October 17, 2011 among Energy Transfer Equity, L.P., as the Borrower, Credit Suisse AG, as Administrative Agent, the other Lenders party thereto and Credit Suisse Securities (USA) LLC, as Sole Arranger and Sole Bookrunner